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                                                                   EXHIBIT 10.71

                        INSURANCE AND INDEMNITY AGREEMENT
                          Dated as of November 26, 2002

                           AMBAC ASSURANCE CORPORATION
                                   as Insurer

               ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2002-A
                                    as Issuer

                 ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2002 LLC
                                    as Seller

                          ALLIANCE LAUNDRY SYSTEMS LLC
                                       and

                              THE BANK OF NEW YORK
                              as Indenture Trustee

               ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2002-A Equipment Loan Backed and Receivables Backed Notes

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS........................................................2

   Section 1.1.  Defined Terms...............................................2

   Section 1.2.  Other Definitional Provisions...............................4

ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS.........................4

   Section 2.1.  Representations and Warranties of Alliance..................4

   Section 2.2.  Affirmative Covenants of Alliance...........................5

   Section 2.3.  Negative Covenants of Alliance..............................8

   Section 2.4.  Representations and Warranties of the Insurer...............9

   Section 2.5.  Representations; Warranties and Covenants of the Seller....10

   Section 2.6.  Affirmative Covenants of the Seller........................10

   Section 2.7.  Negative Covenants of the Seller...........................14

   Section 2.8.  Representations and Warranties of the Issuer...............14

   Section 2.9.  Affirmative Covenants of the Issuer........................16

   Section 2.10. Negative Covenants of the Issuer...........................19

ARTICLE III THE AMBAC POLICY; REIMBURSEMENT.................................20

   Section 3.1.  Issuance of the Ambac Policy...............................20

   Section 3.2.  Payment of Fees and Premium................................21

   Section 3.3.  Reimbursement Obligation...................................22

   Section 3.4.  Indemnification............................................22

   Section 3.5.  Payment Procedure..........................................26

   Section 3.6.  Subrogation................................................26

ARTICLE IV FURTHER AGREEMENTS...............................................27

   Section 4.1.  Effective Date; Term of the Insurance Agreement............27

   Section 4.2.  Further Assurances and Corrective Instruments..............27

   Section 4.3.  Obligations Absolute.......................................28

   Section 4.4.  Assignments; Reinsurance; Third-Party Rights...............29

   Section 4.5.  Liability of the Insurer...................................29

   Section 4.6.  Annual Servicing Audit and Certification...................30

   Section 4.7.  Resignation of Insurer.....................................30

   Section 4.8.  Rights and Remedies........................................30

ARTICLE V DEFAULTS AND REMEDIES.............................................31

   Section 5.1.  Defaults...................................................31

   Section 5.2.  Remedies; No Remedy Exclusive..............................32

   Section 5.3.  Waivers....................................................32

                                      -i-

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                                TABLE OF CONTENTS
                                   (continued)

                                                                           Page
                                                                           ----
ARTICLE VI MISCELLANEOUS....................................................32

   Section 6.1.  Amendments, Etc............................................32

   Section 6.2.  Notices....................................................33

   Section 6.3.  Severability...............................................34

   Section 6.4.  Governing Law..............................................34

   Section 6.5.  Consent to Jurisdiction....................................34

   Section 6.6.  Consent of the Insurer.....................................35

   Section 6.7.  Counterparts...............................................35

   Section 6.8.  Headings...................................................35

   Section 6.9.  Trial by Jury Waived.......................................35

   Section 6.10. Limited Liability..........................................35

   Section 6.11. Entire Agreement; Facsimile Signatures.....................36

   Section 6.12. Indenture Trustee..........................................36

   Section 6.13. Third-Party Beneficiary....................................36

   Section 6.14. No Proceedings.............................................36

   Section 6.15. Limited Recourse...........................................36

   Section 6.16. No Recourse................................................36

   Section 6.17. Regulatory Change..........................................37

EXHIBIT A   FORM OF AMBAC POLICY..................... .....................A-1

EXHIBIT B-1 AGREED UPON PROCEDURES FOR INDEPENDENT PUBLIC
               ACCOUNTANTS REVIEW OF EQUIPMENT LOANS......................B1-1

EXHIBIT B-2 AGREED UPON PROCEDURES FOR INDEPENDENT PUBLIC
               ACCOUNTANTS REVIEW OF RECEIVABLES..........................B2-1

                                      -ii-

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     INSURANCE AND INDEMNITY AGREEMENT (as it may be amended, modified or supplemented from time to time, this "Insurance Agreement"), dated as of November 26, 2002, by and among AMBAC ASSURANCE CORPORATION, as Insurer (the "Insurer"), ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2002-A, as Issuer (the "Issuer"), ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2002 LLC, as Seller (the "Seller"), ALLIANCE LAUNDRY SYSTEMS LLC ("Alliance"), and THE BANK OF NEW YORK, as Indenture Trustee (the "Indenture Trustee").

                             PRELIMINARY STATEMENTS

     A. The Indenture, dated as of November 26, 2002, relating to Alliance Laundry Equipment Receivables Trust 2002-A Equipment Loan Backed and Receivables Backed Notes, by and among the Issuer and the Indenture Trustee (as it may be amended, modified or supplemented from time to time as set forth therein, the "Indenture" ) provides for, among other things, the issuance of the Notes.

     B. The parties hereto desire that the Insurer issue the Ambac Policy to the Indenture Trustee for the benefit of the Noteholders and to, among other things, specify the conditions precedent thereto, the premium in respect thereof and the indemnity, reimbursement, reporting and other obligations of the parties hereto other than the Insurer in consideration thereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1. Defined Terms.

Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement dated as of November 26, 2002 by and among the Seller, the Issuer and Alliance, as Originator and Servicer (the "Agreement") or, if not defined therein, in the Ambac Policy described below. All references herein to any agreement that constitutes a Basic Document shall refer to such agreement as of the date hereof without giving effect to any amendment, supplement or other modification thereto made without the Insurer's consent. For purposes of this Insurance Agreement, the following terms shall have the following meanings:

     "Alliance" means Alliance Laundry Systems LLC, a Delaware limited liability company, in its capacity as Originator, Servicer or otherwise.

     "Ambac" means Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation

     "Ambac Policy" means the Note Guaranty Insurance Policy, AB0613BE, together with all endorsements thereto, issued by the Insurer to the Indenture Trustee, for the benefit of the Noteholders, in the form attached as Exhibit A to this Insurance Agreement.

     "Closing Date" means November 26, 2002.

     "Company Party" has the meaning specified in Section 4.1.

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     "Documents" means the Basic Documents and any other information relating to the Trust Estate, the Issuer, the Seller, or Alliance furnished to the Insurer by the Issuer, the Seller or Alliance.

     "Event of Default" has the meaning specified in Section 5.1 hereof.

     "Fee Letter" means that certain letter agreement dated as of the date hereof by and among Alliance, the Issuer and Ambac setting forth certain fees and other matters referred to herein, as the same may be amended or supplemented from time to time in accordance therewith and with this Insurance Agreement.

     "Indemnified Party" has the meaning specified in Section 3.4 hereof.

     "Indemnifying Party" has the meaning specified in Section 3.4 hereof.

     "Indenture Trustee" means The Bank of New York, as indenture trustee under the Indenture, and any successor thereto under the Indenture.

     "Insurance Agreement" has the meaning specified in the initial paragraph hereof.

     "Insurer" means Ambac and any successor thereto, as issuer of the Ambac Policy.

     "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "Issuer" means Alliance Laundry Equipment Receivables Trust 2002-A, a Delaware statutory trust, or any of its successors or permitted assigns as provided for in the Indenture.

     "Late Payment Rate" means the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

     "Material Adverse Change" means a "Material Adverse Effect" as such term is defined in the Purchase Agreement.

     "Moody's" means Moody's Investors Service and any successor thereto.

     "Noteholder" means any Holder of Notes, other than a Company Party.

     "Note Purchase Agreement" means the Note Purchase Agreement dated as of November 26, 2002 among the Issuer, the Indenture Trustee, Alliance, the Seller, the Note Purchasers (as such term is defined therein) and the other parties named on the signature pages thereto with respect to the offer and sale of the Notes, as amended, modified or supplemented from time to time.

     "Notes" means collectively, the Equipment Loan Notes and the Receivables Notes, issued by the Issuer under the Indenture.

     "Originator" means Alliance Laundry Systems, LLC, a Delaware limited liability company, as ALS under the Purchase Agreement, and Originator under the Agreement.

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     "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, limited liability company, business or owner trust, partnership or other organization or entity (whether governmental or private).

     "Premium" means the premium payable in accordance with the Fee Letter.

     "Purchase Agreement" means the Purchase Agreement dated as of November 26, 2002 between ALS and the Seller with respect to the sale of the Equipment Loans and the Receivables, as amended, modified or supplemented from time to time.

     "Rating Agencies" means Moody's and S&P.

     "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations promulgated thereunder, as amended from time to time.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations promulgated thereunder, as amended from time to time.

     "Seller" means Alliance Laundry Equipment Receivables 2002 LLC, a Delaware limited liability company.

     "Servicer" means Alliance Laundry Systems LLC, a Delaware limited liability company, as servicer under the Agreement, and any successor thereto in such capacity.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

     "Transaction" means the transactions contemplated by the Basic Documents.

     "Trust Agreement" means, with respect to the Issuer, the Trust Agreement of the Issuer, as amended from time to time.

Section 1.2. Other Definitional Provisions.

The words "hereof," "herein" and "hereunder" and words of similar import when used in this Insurance Agreement shall refer to this Insurance Agreement as a whole and not to any particular provision of this Insurance Agreement, and Section, subsection, Schedule and Exhibit references are to this Insurance Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation."

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1. Representations and Warranties of Alliance.

Alliance hereby makes to and for the benefit of the Insurer each of the representations and warranties made by Alliance, whether in its capacity as Originator, Servicer or otherwise, in each of the Basic Documents to which it is a party, including, but not limited to, Sections 2.11 and 7.01 of the Agreement

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and Sections 3.1 of the Purchase Agreement. Such representations and warranties are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of the last sentence of Section 6.1. In addition, Alliance represents and warrants as of the Closing Date as follows:

          (a) The offer and sale of the Notes by the Issuer comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws.

          (b) The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Issuer is not required to be registered as an "investment company" under the Investment Company Act. Neither the offer nor the sale of the Notes by the Issuer will be in violation of the Securities Act or any other federal or state securities law. Alliance will satisfy any of the information reporting requirements of the Securities Exchange Act arising out of the Transaction to which it, the Issuer or the Seller is subject.

          (c) The information or statements contained in the Documents furnished to the Insurer by Alliance, as amended, supplemented or superseded on or prior to the date hereof, taken as a whole, do not, if restated at and as of the date hereof, contain any statement of a material fact or omit to state a material fact necessary to make such information or statements misleading in any material respect.

Section 2.2. Affirmative Covenants of Alliance.

Alliance hereby makes, to and for the benefit of the Insurer, all of the covenants made by Alliance, whether in its capacity as Originator or Servicer, in the Basic Documents to which it is a party, including, but not limited to,
Section 3.07 of the Agreement. Such covenants are hereby incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of the last sentence of Section 6.1. In addition, Alliance hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Compliance with Agreements and Applicable Laws. Alliance shall comply with the terms and conditions of and perform its obligations under the Basic Documents to which it is a party and shall comply in all material respects with any law, rule or regulation applicable to it.

          (b) Existence. Subject to Section 2.3(c) hereof, it shall maintain its existence as a limited liability company and shall at all times continue to be duly organized under the laws of the State of Delaware and duly qualified and duly authorized (as described in Sections 3.1(b) and (c) of the Purchase Agreement) and shall conduct its business in accordance with the terms of its certificate of formation and operating agreement and shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business.

          (c) (Intentionally Omitted).

          (d) Notice of Material Events. Alliance shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following:

               (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation, or disciplinary proceeding by or against Alliance that would likely result in a Material Adverse Change with respect to Alliance or the promulgation of any proceeding or any proposed or final ruling in connection with any such litigation, investigation or proceeding which would reasonably likely to result in a Material Adverse Change with respect to Alliance;

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               (ii) not less than thirty (30) days after the date thereof, any change in the name, location of the principal office, jurisdiction of organization or organization identification number (if any) of Alliance;

               (iii) within two (2) Business Days of the occurrence thereof, the occurrence of any Event of Default hereunder;

               (iv) within two (2) Business Days of the date of Alliance's knowledge thereof or the date on which Alliance should have, through the exercise of reasonable care and due diligence, known thereof, the occurrence of any Default hereunder; or

               (v) the receipt of written notice that (A) any license, permit, charter, registration or approval necessary for the conduct of Alliance's business is to be, or may be, suspended or revoked and such suspension or revocation would be reasonably likely to result in a Material Adverse Change with respect to Alliance or (B) Alliance is to cease and desist any practice, procedure or policy employed by Alliance in the conduct of its business, and such cessation would be reasonably likely to result in a Material Adverse Change with respect to Alliance.

          (e) Access to Records; Discussions with Officers and Accountants. Upon reasonable prior written notice of the Insurer, at any time and in any event at least annually, Alliance shall permit the Insurer or its authorized agents:

               (i) to inspect the books and records of Alliance, as they may relate to the Transaction, the Trust Estate, the Notes, or the obligations of Alliance under the Basic Documents;

               (ii) to discuss the affairs, finances and accounts of Alliance with the principal executive officer and the principal financial officer of Alliance; and

               (iii) through independent public accountants designated by the Insurer, to discuss the affairs, finances and accounts of Alliance with Alliance's independent accountants, provided that an officer of Alliance shall have the right to be present during such discussions.

     Such inspections and discussions shall be conducted during normal business hours at Alliance's cost and expense, subject to Section 3.3(b) hereof, and shall not unreasonably disrupt the business of Alliance.

          (f) Closing Documents. Alliance shall provide or cause to be provided to the Insurer an executed original copy of each Basic Document and a copy of each other document executed in connection with the closing of the Transaction within 30 days of the Closing Date.

          (g) Field Examination by Independent Public Accountants. Upon reasonable prior written notice by the Insurer at any time, Alliance shall permit Alliance's independent public accountants or, if such independent public accountants are not acceptable to the Insurer, independent public accountants designated by the Insurer, annually to conduct a field examination of Alliance pursuant to an agreed upon procedures scope attached in the form of Exhibit B hereto, and in connection therewith shall permit such independent public accountants, without limitation:

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               (i) to inspect the books and records of Alliance as they may relate to the Transaction, the Trust Estate, the Notes, or the obligations of Alliance under the Basic Documents;

               (ii) to discuss the affairs, finances and accounts of Alliance with the principal executive officer and the principal financial officer of Alliance; and

               (iii) to discuss the affairs, finances and accounts of Alliance with Alliance's independent accountants, provided that an officer of Alliance shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours at Alliance's cost and expense, subject to Section 3.3(b) hereof, and shall not unreasonably disrupt the business of Alliance.

          (h) Financial Reporting. Alliance shall provide or cause to be provided to the Insurer the following (which, other than management letters and certificates, Alliance may deliver by electronic mail or by telecopy):

               (i) Annual and Quarterly Financial Statements. The financial statements required pursuant to Section 5.02(c) of the Agreement, as and when required pursuant to such section.

               (ii) Compliance Certificate. Together with the financial statements required under Section 5.02(c) of the Agreement, a compliance certificate signed by Alliance's principal financial officer stating that to the best of such Person's knowledge, (i) Alliance is in compliance with its obligations hereunder and under the other Basic Documents, and (ii) no Event of Default, Servicer Default, or Rapid Amortization Event exists hereunder or under the other Basic Documents and no event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default, Servicer Default, or Rapid Amortization Event exists hereunder or under the other Basic Documents, and if any such event exists, stating the nature and status thereof (including all relevant financial and other information and amounts used in determining whether such Event of Default, Servicer Default, or Rapid Amortization Event exists).

               (iii) (Intentionally Omitted).

               (iv) S.E.C. Filings and Other Information. Promptly after the filing thereof, copies of all registration statements and annual, quarterly or other regular reports which Alliance or any subsidiary files with the Securities and Exchange Commission or the Ontario Securities Commission.

          (i) Credit and Collections Policy. Within 90 days after the end of each fiscal year of Alliance, Alliance shall deliver to the Insurer a complete copy of the Credit and Collection Policy then in effect.

          (j) Financial Projections. Projected financial information prepared by Alliance in the ordinary course of business and delivered by Alliance to any of its other lenders, including revisions of previously delivered information, in each case concurrently with delivery thereof to such other lenders.

          (k) Public Debt Ratings. Promptly, but in any event within 15 days after the date of any upgrade in Alliance's public debt ratings and 2 Business Days of any downgrade in such ratings, Alliance shall deliver to the Insurer a written certification of Alliance's public debt ratings after giving effect to such change.

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          (l) Trigger Events. Alliance shall include in the Servicer's
Certificate delivered pursuant to Section 3.10 of the Agreement a certification signed by Alliance's principal financial officer stating that to the best of such Person's knowledge, no Servicer Default, Rapid Amortization Event or Event of Default (hereunder or under the Indenture), or any event with notice or lapse of time would constitute any of the same, has occurred and is continuing.

          (m) Exemption from Securities Act Registration. Alliance shall take all actions necessary to exempt the sale of the Notes from registration under the Securities Act and under any applicable securities laws of any state of the United States where any Notes may be offered or sold by the Issuer.

          (n) Operation of the Issuer. Alliance agrees that (i) it shall not take any steps or actions that are inconsitent with the obligations of the Seller and the Issuer under Sections 2.6(i) and 2.9(i), respectively, (ii) at all times during the effectiveness of this Insurance Agreement, except as otherwise permitted by the Agreement, it shall be the sole record and beneficial owner of all of the outstanding equity interests of the Seller, free and clear of all liens and other encumbrances, and (iii) the Seller shall be the sole record and beneficial owner of all of the outstanding equity interests of the Issuer, free and clear of all liens and other encumbrances.

          (o) Notices and Information Provided Under the Purchase Agreement. Without limiting any of the foregoing, Alliance shall provide the Insurer with copies of all notices and information delivered pursuant to Section 5.2(d) and
(e) of the Purchase Agreement on the same date as such items are due to be delivered under such section of the Purchase Agreement.

          (p) Other Information. Alliance shall provide to the Insurer such other information (including non-financial information) in respect of the Loans, the Transaction and the Basic Documents and such other financial or operating information in respect of Alliance, the Seller, the Issuer or any of their Affiliates, in each case, which the Insurer may from time to time reasonably request.

Section 2.3. Negative Covenants of Alliance.

Alliance hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Impairment of Rights. Alliance shall not take any action, or fail to take any action, if such action or failure to take action (x) is reasonably likely to result in a Material Adverse Change or (y) is reasonably likely to interfere with the enforcement of any rights of the Insurer under or with respect to any of the Basic Documents. Alliance shall give the Insurer written notice of any such action or failure to act promptly prior to the date of consummation of such action or failure to act. Alliance shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

          (b) Amendments, Etc. Alliance shall not modify, amend or waive, or consent to any modification or amendment of, any of the terms, provisions or conditions of the Basic Documents to which it is a party without the prior written consent of the Insurer thereto, but excluding any amendment to the Basic Documents required by law, provided that Alliance shall provide the Insurer with reasonable prior written notice of any such amendment and a copy thereof.

          (c) Limitation on Mergers, Etc. Except as expressly permitted by the Agreement, Alliance shall not consolidate with or merge with or into any Person or transfer all or substantially all of its assets to any Person (each, a "Combination Transaction") or liquidate or dissolve. Without limiting the foregoing, no Combination Transaction shall be consummated unless Alliance shall delivered to the Insurer (a) an Officer's Certificate reasonably satisfactory to it, stating that such consolidation,

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conversion, merger, or succession and such agreement of assumption comply with this Section and the other Basic Documents that all conditions precedent, if any, provided for in this Agreement and the other Basic Documents relating to such Combination Transaction have been complied with, and (b) an opinion of counsel, reasonably satisfactory to it, stating that, in the opinion of such counsel, (1) the agreement of assumption is the valid and binding obligations of the parties thereto and effective to accomplish the assumption of liabilities contemplated therein, (2) either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer, the Indenture Trustee, the Insurer and the Noteholders in the Loans and the Receivables and reciting the details of such filings, or (B) no such action shall be necessary to preserve and protect such interest in either case, such opinion shall cover the matters covered in the opinion delivered pursuant to
Section 3.6(a) of the Indenture, taking into account changes of law, and (3) after giving effect to such merger or consolidation, Alliance (or its successor) would not be substantively consolidated with the Seller or the Issuer in the event of a bankruptcy of Alliance or its successor.

          (d) Change in Lockbox Processor. Alliance shall not permit a change in the Lockbox Account or the lockbox processor designated in the Lockbox Agreement without the prior written consent of the Insurer.

Section 2.4. Representations and Warranties of the Insurer.

The Insurer represents and warrants to the Indenture Trustee (on behalf of the Noteholders), the Issuer, the Seller and Alliance as follows:

          (a) Organization and Licensing. The Insurer is a stock insurance corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

          (b) Corporate Power. The Insurer has the corporate power and authority to issue the Ambac Policy and execute and deliver this Insurance Agreement and to perform all of its obligations hereunder and thereunder.

          (c) Authorization; Approvals. All proceedings legally required for the issuance of the Ambac Policy and the execution, delivery and performance of this Insurance Agreement have been taken and all licenses, orders, consents or other authorizations or approvals of the Insurer's Board of Directors or stockholders or any governmental boards or bodies legally required for the enforceability of the Ambac Policy have been obtained or are not material to the enforceability of the Ambac Policy.

          (d) Enforceability. The Ambac Policy, when issued, will constitute, and this Insurance Agreement constitutes, a legal, valid and binding obligation of the Insurer, enforceable in accordance with its terms, subject to insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

          (e) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its ability to perform its obligations under the Ambac Policy or this Insurance Agreement.

          (f) No Conflict. The execution by the Insurer of this Insurance Agreement will not, and the satisfaction of the terms hereof will not, conflict with or result in a breach of any of the terms,

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

conditions or provisions of the Certificate of Incorporation or By-Laws of the Insurer, or any restriction contained in any contract, agreement or instrument to which the Insurer is a party or by which it is bound or constitute a default under any of the foregoing which would materially and adversely affect its ability to perform its obligations under the Ambac Policy or this Insurance Agreement.

Section 2.5. Representations; Warranties and Covenants of the Seller.

The Seller hereby makes to and for the benefit of the Insurer each of the representations, warranties and covenants made by the Seller in the Basic Documents to which it is a party, including, but not limited to, Section 2.11 and 7.01 of the Agreement. Such representations, warranties and covenants are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of the last sentence of Section 6.1. In addition, the Seller represents and warrants as of the Closing Date as follows:

          (a) The offer and sale of the Notes by the Issuer complies in all material respects with all requirements of law, including all registration requirements of applicable securities laws.

          (b) The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Issuer is not required to be registered as an "investment company" under the Investment Company Act. Neither the offer nor the sale of the Notes by the Issuer will be in violation of the Securities Act or any other federal or state securities law. The Seller will satisfy any of the information reporting requirements of the Securities Exchange Act arising out of the Transaction to which it is subject.

          (c) The information or statements contained in the Documents furnished to the Insurer by Seller, as amended, supplemented or superseded on or prior to the date hereof, taken as a whole, does not, if restated at and as of the date hereof, contain any statement of a material fact or omit to state a material fact necessary to make such information or statements misleading in any material respect.

          (d) The Seller is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Seller will not be left with an unreasonably small amount of capital with which to engage in its business, and the Seller does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay as they mature. The Seller does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official with respect to it or any of its assets.

          (e) The principal place of business of the Seller is Ripon, Wisconsin and its books and records with respect to the Loans are located at Wilmington, Delaware, Ripon, Wisconsin and Chicago, Illinois.

Section 2.6. Affirmative Covenants of the Seller.

The Seller hereby makes, to and for the benefit of the Insurer, all of the covenants of the Seller set forth in the Basic Documents to which it is a party. Such covenants are incorporated herein by this reference, and may not be amended except by an amendment complying with the terms of the last sentence of Section
6.1. In addition, the Seller hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Compliance with Agreements and Applicable Laws. It shall comply with the terms and conditions of and perform its obligations under the Basic Documents to which it is a party and shall comply with all material requirements of any law, rule or regulation applicable to it.

          (b) Existence. It shall maintain its existence as a limited liability company and shall at all times continue to be duly organized under the laws of the State of Delaware and duly qualified and duly authorized (as described in Sections 3.2(b) and (c) of the Purchase Agreement) and shall conduct its business in accordance with the terms of its certificate of formation and operating agreement and shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business.

          (c) Access to Records; Discussions with Officers and Accountants. Upon reasonable prior written notice of the Insurer, at any time and any event at least annually, the Seller shall permit the Insurer or its authorized agents:

               (i) to inspect the books and records of the Seller;

               (ii) to discuss the affairs, finances and accounts of the Seller with the principal executive officer and the principal operating officer of the Seller; and

               (iii) through independent public accountants designated by the Insurer, to discuss the affairs, finances and accounts of the Seller with the Seller's independent accountants, provided that an officer of the Seller shall have the right to be present during such discussions.

     Such inspections and discussions shall be conducted during normal business hours at the cost and expense of the Seller, subject to Section 3.3(b) hereof, and shall not unreasonably disrupt the business of the Seller.

          (d) Notice of Material Events. The Seller shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following:

               (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation, or disciplinary proceeding by or against the Seller that would likely result in a Material Adverse Change with respect to the Seller or the promulgation of any proceeding or any proposed or final ruling in connection with any such litigation, investigation or proceeding which would reasonably likely to result in a Material Adverse Change with respect to the Seller;

               (ii) not less than thirty (30) days after the date thereof, any change in the name, location of the principal office, jurisdiction of organization or organization identification number (if any) of the Seller;

               (iii) within two (2) Business Days of the occurrence thereof, the occurrence of a Default or an Event of Default hereunder in respect of the Seller;

               (iv) the commencement of any proceedings by or against the Seller under any applicable reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for such Seller or any of its assets; or

               (v) the receipt of written notice that (A) any license, permit, charter, registration or approval necessary for the conduct of the Seller's business is to be, or may be, suspended or revoked and such suspension or revocation would be reasonably likely to result in a Material Adverse Change with respect to the Seller or (B) the Seller is to cease and desist any practice, procedure or policy employed by the Seller in the conduct of its business, and such cessation would be reasonably likely to result in a Material Adverse Change with respect to the Seller.

          (e) Field Examination by Independent Public Accountants. Upon the prior written notice of the Insurer at any time, each of the Seller shall permit the independent public accountants of the Seller or, if such independent public accountants are not acceptable to the Insurer, independent public accountants designated by the Insurer, annually to conduct a field examination of the Seller pursuant to an agreed upon procedures scope attached in the form of Exhibit B hereto, and in connection therewith shall permit such independent public accountants without limitation:

               (i) to inspect the books and records of the Seller; and

               (ii) to discuss the affairs, finances and accounts of the Seller with the Seller's independent accountants, provided that an officer of the Seller shall have the right to be present during such discussions.

     Such inspections and discussions shall be conducted during normal business hours at the cost and expense of such Seller, subject to Section 3.3(b) hereof, and shall not unreasonably disrupt the business of the Seller.

          (f) Exemption from Securities Act Registration. The Seller shall take all actions necessary to exempt the sale of the Notes from registration under the Securities Act and under any applicable securities laws of any state of the United States where Notes may be offered or sold by the Issuer.

          (g) Financial Reporting. To the extent the Seller shall otherwise be preparing the same for purposes other than the preparation of the consolidated financial statements of ALH and its subsidiaries, the Seller shall provide or cause to be provided to the Insurer, as soon as practicable and in any event within 90 days after the end of each fiscal year of the Seller annual balance sheets of the Seller as at the end of such fiscal year and the notes thereto, and the related statements of income and cash flows and the respective notes thereto for such fiscal year certified by the principal financial officer of the Seller.

          (h) Other Information. The Seller shall provide to the Insurer such other information (including non-financial information) in respect of the Loans, the Transaction and the Basic Documents and such other financial or operating information in respect of the Seller, in each case, which the Insurer may from time to time reasonably request.

          (i) Operation of the Seller. The Seller shall:

                    (1) be a limited purpose, Delaware limited liability company whose primary activities are restricted pursuant to its certificate of formation and operating agreement;

                    (2) not engage in any action that would cause the separate legal identity of the Seller not to be respected, including, without limitation, (a) holding itself out as being liable for the debts of any other party or (b) acting other than through its duly authorized agents;

                    (3) not be involved in the day-to-day management of Alliance;

                    (4) not incur, assume or guarantee any indebtedness except for such indebtedness as may be incurred by the Seller in connection with the issuance of the Notes or as otherwise permitted by the Insurer;

                    (5) act solely in its own name in the conduct of its business, including business correspondence and other communications, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned;

                    (6) maintain separate company records and books of account, deposit accounts (and funds therein) or other assets and shall not commingle its deposit accounts (and funds therein) with the deposit accounts (and funds therein) of any entity;

                    (7) not engage in any business or activity other than in connection with or relating to its certificate of formation and operating agreement;

                    (8) not form, or cause to be formed, any subsidiaries (other than the Issuer);

                    (9) comply with all restrictions and covenants in, and shall not fail to comply with the limited liability company formalities established in, its certificate of formation and operating agreement;

                    (10) manage its day-to-day business without the involvement of Alliance except pursuant to its obligations as Servicer;

                    (11) maintain a separate office from that of Alliance, which may be located on Alliance's premises;

                    (12) not act as an agent of Alliance;

                    (13) maintain at all times two independent managers as required by its articles of organization and operating agreement;

                    (14) ensure that, to the extent that it shares the same officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

                    (15) ensure that, to the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in doing so shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Seller contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the Seller and its Affiliates shall only be on an arm's-length basis;

                    (16) require that all full-time employees of the Seller identify themselves as such and not as employees of Alliance (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller's employees); and

                    (17) compensate all employees, consultants and agents directly, from the Seller's bank accounts, for services provided to the Seller by such employees, consultants and agents, and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of Alliance, allocate the compensation of such employee, consultant or agent between the Seller and Alliance on a basis which reflects the services rendered to the Seller and Alliance.

Section 2.7. Negative Covenants of the Seller.

The Seller hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Impairment of Rights. The Seller shall not take any action, or fail to take any action, if such action or failure to take action (x) is reasonably likely to result in a Material Adverse Change or (y) is reasonably likely to interfere with the enforcement of any rights of the Insurer under or with respect to any of the Basic Documents. The Seller shall give the Insurer written notice of any such action or failure to act promptly prior to the date of consummation of such action or failure to act. The Seller shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

          (b) Amendments, Etc. The Seller shall not modify, amend or waive, or consent to any modification, amendment or waiver of, any of the terms, provisions or conditions of the Basic Documents to which it is a party or its organizational documents, including, without limitation, its certificate of formation and operating agreement, without the prior written consent of the Insurer thereto, but excluding any amendment to the Basic Documents required by law, provided that the Seller shall provide the Insurer with prior written notice of any such amendment and a copy thereof.

          (c) Limitation on Mergers, Etc. The Seller shall not consolidate with or merge with or into any Person or transfer all or substantially all of its assets to any Person or liquidate or dissolve except as expressly permitted in the Agreement.

          (d) Operating Expenses. The Seller shall not permit Alliance to pay any of the Seller's operating expenses except pursuant to allocation arrangements that comply with the requirements of Section 2.6(i)(17) above.

          (e) Certain Other Limitations. The Seller shall not permit the Seller to be named as an insured on an insurance policy held by another Company Party or covering the property of any other Company Party, except to the extent the Seller shall bear the expenses thereof, or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property not owned by the Seller, proceeds are paid to the Seller.

Section 2.8. Representations and Warranties of the Issuer.

The Issuer hereby makes, to and for the benefit of the Insurer, each of the representations and warranties made by the Issuer in the Basic Documents to which it is a party. Such representations and warranties are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of Section 6.1. In addition, the Issuer represents and warrants as of the Closing Date as follows:

          (a) Due Organization and Qualification. The Issuer is a Delaware business trust, duly organized, validly existing and in good standing under the laws of Delaware. The Issuer is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Basic Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Basic Document unenforceable in any respect or would have a material adverse effect upon the Transaction.

          (b) Power and Authority. The Issuer has all necessary Delaware business trust power and authority to conduct its business as currently conducted and as described in the Offering Document, to execute, deliver and perform its obligations under the Basic Documents and to consummate the Transaction.

          (c) Due Authorization. The execution, delivery and performance of the Basic Documents by the Issuer has been duly authorized by all necessary Delaware business trust action and do not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including any governmental entity, which have not previously been obtained.

          (d) Noncontravention. The execution and delivery by the Issuer of the Basic Documents to which it is a party, the consummation of the Transaction and the satisfaction of the terms and conditions of the Basic Documents do not and will not:

               (i) conflict with or result in any breach or violation of any provision of the certificate of trust or Trust Agreement of the Issuer or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to either the Issuer or any of its properties, including regulations issued by any administrative agency or other governmental authority having supervisory powers over the Issuer;

               (ii) constitute a default by the Issuer under, result in the acceleration of any obligation under, or breach any material provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Issuer either is a party or by which any of its properties are or may be bound or affected; or

               (iii) result in or require the creation of any lien upon or in respect of any assets of the Issuer, except as otherwise expressly contemplated by the Basic Documents.

          (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Issuer, any properties or rights of the Issuer or the Trust Estate pending or, to the Issuer's knowledge, threatened, which, in any case, if decided adversely to the Issuer, is reasonably likely to result in a Material Adverse Change with respect to the Issuer.

          (f) Valid and Binding Obligations. The Basic Documents constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as such enforceability may be limited by insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. The Notes, when executed, authenticated and delivered in accordance with the Indenture, will be validly issued and outstanding and entitled to the benefits of the Indenture.

          (g) Compliance with Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Issuer in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Issuer, that, if enforced, is reasonably likely to result in a Material Adverse Change with respect to the Issuer.

          (h) Accuracy of Information. The information or statements contained in the Documents furnished to the Insurer by the Issuer, as amended, supplemented or superseded on or prior to the date hereof, taken as a whole, does not, if restated at and as of the date hereof, contain any statement of a material fact or omit to state a material fact necessary to make such information or statements misleading in any material respect.

          (i) Compliance with Securities Laws. The offer and sale of the Notes by the Issuer complies in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Neither the offer nor the sale of the Notes by the Issuer has been or will be in violation of the Securities Act or any other federal or state securities laws. The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Issuer is not required to be registered as an "investment company" under the Investment Company Act.

          (j) Solvency; Fraudulent Conveyance. The Issuer is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business, and the Issuer does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay as they mature. The Issuer does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official with respect to it or any of its assets. The Issuer is not pledging the Trust Estate under the Indenture with any intent to hinder, delay or defraud its creditors.

          (k) Principal Place of Business. The principal place of business of the Issuer is Wilmington, Delaware and its books and records with respect to the Loans are located at Wilmington, Delaware, Ripon, Wisconsin and Chicago, Illinois.

Section 2.9. Affirmative Covenants of the Issuer.

The Issuer hereby makes, to and for the benefit of the Insurer, all of the covenants of the Issuer set forth in the Basic Documents to which it is a party, including, but not limited to, Article III of the Indenture. Such covenants are incorporated herein by this reference, and may not be amended except by an amendment complying with the terms of Section 6.1. In addition, the Issuer hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Compliance with Agreements and Applicable Laws. It shall comply with the terms and conditions of and perform its obligations under the Basic Documents to which it is a party and shall comply with all material requirements of any law, rule or regulation applicable to it.

          (b) Existence. It shall maintain its existence as a business trust and shall at all times continue to be duly organized under the laws of the State of Delaware and duly qualified and duly authorized (as described in subsections 2.8(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its certificate of trust and Trust Agreement and shall conduct its business in accordance with the terms of its trust agreement and shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business.

          (c) Access to Records; Discussions with Officers and Accountants. Upon reasonable prior written notice of the Insurer, at any time and any event at least annually, the Issuer shall permit the Insurer or its authorized agents:

               (i) to inspect the books and records of the Issuer;

               (ii) to discuss the affairs, finances and accounts of the Issuer with the principal executive officer and the principal financial officer of the Issuer; and

               (iii) through independent public accountants designated by the Insurer, to discuss the affairs, finances and accounts of the Issuer with the Issuer's independent accountants, provided that an officer of the Issuer and an officer of Alliance shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours at the cost and expense of the Issuer, subject to Section 3.3(b) hereof, and shall not unreasonably disrupt the business of the Issuer.

          (d) Notice of Material Events. The Issuer shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following:

               (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation, or disciplinary proceeding by or against the Issuer that would likely result in a Material Adverse Change with respect to the Issuer or the promulgation of any proceeding or any proposed or final ruling in connection with any such litigation, investigation or proceeding which would reasonably likely to result in a Material Adverse Change with respect to the Issuer;

               (ii) not less than thirty (30) days after the date thereof, any change in the name, location of the principal office, jurisdiction of organization or organization identification number (if any) of the Issuer;

               (iii) the occurrence of an Event of Default hereunder in respect of the Issuer;

               (iv) upon the Issuer's knowledge thereof or the date on which the Issuer should have, through the exercise of reasonable care and due diligence, known thereof, the occurrence of any Default hereunder in respect of the Issuer;

               (v) the commencement of any proceedings by or against the Issuer under any applicable reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for such Issuer or any of its assets; or

               (vi) the receipt of written notice that (A) any license, permit, charter, registration or approval necessary for the conduct of the Issuer's business is to be, or may be, suspended or revoked and such suspension or revocation would be reasonably likely to result in a Material Adverse Change with respect to such Issuer or (B) the Issuer is to cease and desist any practice, procedure or policy employed by the Issuer in the conduct of its business, and such cessation would be reasonably likely to result in a Material Adverse Change with respect to such Issuer.

          (e) Field Examination by Independent Public Accountants. Upon reasonable prior written notice of the Insurer at any time, each of the Issuer shall permit the independent public accountants of the Issuer or, if such independent public accountants are not acceptable to the Insurer, independent public accountants designated by the Insurer, annually to conduct a field examination of the Issuer pursuant to an agreed upon procedures scope attached in the form of Exhibit B hereto, and in connection therewith shall permit such independent public accountants without limitation:

               (i) to inspect the books and records of the Issuer; and

               (ii) to discuss the affairs, finances and accounts of the Issuer with the Issuer's independent accountants, provided that an officer of the Issuer shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours at the cost and expense of such Issuer, subject to Section 3.3(b) hereof, and shall not unreasonably disrupt the business of the Issuer.

          (f) Exemption from Securities Act Registration. The Issuer shall take all actions necessary to exempt the sale of the Notes from registration under the Securities Act and under any applicable securities laws of any state of the United States where Notes may be offered or sold by the Issuer.

          (g) Financial Reporting. To the extent the Issuer shall otherwise be preparing the same for purposes other than the preparation of the consolidated financial statements of ALH and its subsidiaries, the Issuer shall provide or cause to be provided to the Insurer, as soon as practicable and in any event within 90 days after the end of each fiscal year of the Issuer annual balance sheets of the Issuer as at the end of such fiscal year and the notes thereto, and the related statements of income and cash flows and the respective notes thereto for such fiscal year certified by the principal financial officer of the Issuer.

          (h) Other Information. The Issuer shall provide to the Insurer such other information (including non-financial information) in respect of the Loans, the Transaction and the Basic Documents and such other financial or operating information in respect of the Issuer, in each case, which the Insurer may from time to time reasonably request.

          (i) Operation of the Issuer. The Issuer shall:

                    (1) be a Delaware business trust whose primary activities are restricted pursuant to its Trust Agreement:

                    (2) not be involved in the day-to-day management of Alliance;

                    (3) not incur, assume or guarantee any indebtedness except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Notes or as otherwise permitted by the Insurer;

                    (4) not commingle its deposit accounts (and funds therein) or other assets with the deposit accounts (and funds therein) or other assets of any entity other than the Seller;

                    (5) manage its day-to-day business without the involvement of Alliance except pursuant to its obligations as Servicer;

                    (6) maintain a separate office from that of Alliance;

                    (7) not act as an agent of Alliance;

                    (8) not form, or cause to be formed, any subsidiaries;

                    (9) act solely in its own name or in the name of the Seller in the conduct of its business, including business correspondence and other communications, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned;

                    (10) ensure that, to the extent that it shares the same officers or other employees as any of its Affiliates (other than the Seller), the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

                    (11) ensure that, to the extent that it jointly contracts with any of its stockholders or Affiliates (other than the Seller) to do business with vendors or service providers or to share overhead expenses, the costs incurred in doing so shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Issuer contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person (other than the Seller), the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the Seller and its Affiliates (other than the Seller) shall only be on an arm's-length basis;

                    (12) require that all full-time employees of the Issuer identify themselves as such and not as employees of Alliance (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Issuer's employees); and

                    (13) compensate all employees, consultants and agents directly, from the Issuer's bank accounts, for services provided to the Issuer by such employees, consultants and agents, and, to the extent any employee, consultant or agent of the Issuer is also an employee, consultant or agent of Alliance, allocate the compensation of such employee, consultant or agent between the Issuer and Alliance on a basis which reflects the services rendered to the Issuer and Alliance.

Section 2.10. Negative Covenants of the Issuer.

The Issuer hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Impairment of Rights. The Issuer shall not take any action, or fail to take any action, if such action or failure to take action (x) is reasonably likely to result in a Material Adverse Change or (y) is reasonably likely to interfere with the enforcement of any rights of the Insurer under or with respect to any of the Basic Documents. The Issuer shall give the Insurer written notice of any such action or failure to act promptly prior to the date of consummation of such action or failure to act. The Issuer shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

          (b) Amendments, Etc. The Issuer shall not modify, amend or waive, or consent to any modification, amendment or waiver of, any of the terms, provisions or conditions of the Basic Documents to which it is a party, or any of its organization documents, including, without limitation, its trust agreement and certificate of trust and Trust Agreement, without the prior written consent of the Insurer thereto, but excluding any amendment to the Basic Documents required by law, provided that the Issuer shall provide the Insurer with prior written notice of any such amendment and a copy thereof.

          (c) Limitation on Mergers, Etc. The Issuer shall not consolidate with or merge with or into any Person or transfer all or substantially all of its assets to any Person or liquidate or dissolve.

          (d) Operating Expenses. The Issuer shall not permit Alliance to pay any of the Issuer's operating expenses except pursuant to allocation arrangements that comply with the requirements of Section 2.9(i)(13) above.

          (e) Certain Other Limitations. The Issuer shall not permit the Issuer to be named as an insured on an insurance policy held by another Company Party or covering the property of any other Company Party, except to the extent the Issuer shall bear the expenses thereof, or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property not owned by the Issuer, proceeds are paid to the Issuer.

                                   ARTICLE III

                         THE AMBAC POLICY; REIMBURSEMENT

Section 3.1. Issuance of the Ambac Policy.

The Insurer agrees to issue the Ambac Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below:

          (a) Payment of Initial Premium and Expenses. The applicable parties shall have been paid their related fees and expenses payable in accordance with
Section 3.2.

          (b) Documents. The conditions to consummation of the transactions set forth in Section 4.1 and 4.2 of the Purchase Agreement shall have been satisfied.

          (c) Credit and Collection Policy. The Insurer shall have received a complete copy of the Credit and Collection Policy then in effect certified by the principal financial officer of Alliance;

          (d) Representations and Warranties; Certificate. The representations and warranties of Alliance, the Seller and the Issuer set forth or incorporated by reference in this Insurance Agreement shall be true and correct on and as of the Closing Date as if made on the Closing Date, and the Insurer shall have received a certificate of appropriate officers of Alliance, the Seller and the Issuer to that effect;

          (e) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or, to such party's knowledge, threatened before any court, governmental or administrative agency or arbitrator in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Basic Documents or the consummation of the Transaction;

          (f) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the Transaction illegal or otherwise prevent the consummation thereof;

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

          (g) No Event of Default. No Event of Default or Rapid Amortization Event shall have occurred;

          (h) Satisfaction of Conditions of the Note Purchase Agreement. All conditions in the Note Purchase Agreement relating to the Note Purchasers' obligation to purchase the Notes shall have been fulfilled to the satisfaction of the Insurer, with such satisfaction deemed to have occurred upon issuance of the Ambac Policy. The Insurer shall have received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to any Note Purchasers pursuant to the Note Purchase Agreement, including, without limitation, the items described in Section 3.1(e) of the Note Purchase Agreement (other than the opinion of counsel to the Insurer);

          (i) Issuance of Ratings. The Insurer shall have received confirmation that the Notes would be rated BBB by S&P and an Baa2 by Moody's without taking into account the Ambac Policy and shall have received copies of any opinions of counsel delivered to the Rating Agencies, such opinions being in form and substance satisfactory to and addressed to the Insurer;

          (j) Approvals, Etc. The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, required in connection with the Transaction;

          (k) Credit Agreement. The Insurer shall have received a copy of the Credit Agreement (including all amendments, supplements or other modifications thereto as of the Closing Date) certified by a Responsible Officer of Alliance.

          (l) Additional Items. The Insurer shall have received such other documents, instruments, approvals or opinions in form and substance reasonably satisfactory to the Insurer as shall be reasonably requested by the Insurer, including evidence reasonably satisfactory to the Insurer that the conditions precedent, if any, in the Basic Documents have been satisfied; and

          (m) Satisfactory Documentation. The Insurer and its counsel shall have determined that all documents, the Notes and opinions to be delivered in connection with the Notes conform to the terms of the Indenture and this Insurance Agreement.

Section 3.2. Payment of Fees and Premium.

          (a) Legal and Accounting Fees. Seller shall pay or cause to be paid on the Closing Date all reasonable, out-of-pocket (i.e., excluding internal legal or accounting expenses) and documented legal fees, auditors' fees and disbursements incurred by the Insurer in connection with the issuance of the Ambac Policy and the other Basic Documents through the Closing Date. Additional fees of the Insurer's counsel or auditors payable in connection with the Basic Documents incurred after the Closing Date shall be paid by Alliance as provided in Section 3.3 below.

          (b) Rating Agency Fees. Seller shall promptly pay the initial fees of the Rating Agencies with respect to the Notes and the transactions contemplated hereby following receipt of a statement with respect thereto. Alliance shall pay or cause to be paid any subsequent fees of the Rating Agencies with respect to, and directly allocable to, the Notes to the extent that such fees and expenses result from actions of the Rating Agencies that are requested by Alliance. The Insurer shall not be responsible for any fees or expenses of the Rating Agencies. The fees for any other rating agency shall be paid by the party requesting such other agency's rating.

          (c) Premium. In consideration of the issuance by the Insurer of the Ambac Policy, the Issuer shall pay or cause to be paid the Premiums to the Insurer as set forth in the Fee Letter in accordance with and from the funds specified by Section 8.2 of the Indenture, commencing on the day the Ambac Policy is issued, until the Ambac Policy has terminated in accordance with its terms. The Premium paid under the Indenture shall be nonrefundable without regard to whether any Notice (as defined in the Ambac Policy) is delivered to the Insurer requiring the Insurer to make any payment under the Ambac Policy or any other circumstances relating to the Notes or provision being made for payment of the Notes prior to maturity.

Section 3.3. Reimbursement Obligation.

          (a) The Issuer agrees absolutely and unconditionally to reimburse the Insurer for any amounts paid by the Insurer under the Ambac Policy, plus the amount of any other due and payable and unpaid Reimbursement Amounts (as defined in the Ambac Policy) which reimbursement shall be due and payable on the date that any such amount is paid thereunder only from amounts available for such payment under the Indenture, in an amount equal to the amounts so paid and all amounts previously paid that remain unreimbursed, together (without duplication) with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

          (b) Alliance agrees to pay to the Insurer, promptly, but in no event later than 30 days after receipt of an invoice, as follows: any and all documented out-of-pocket (e.g., excluding internal legal or accounting expenses), charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including reasonable attorneys' and accountants' fees and expenses, in connection with (i) the enforcement, defense or preservation of any rights in respect of any of the Basic Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Basic Documents, any party to any of the Basic Documents (in its capacity as such a party) or the Transaction, including without limitation the costs and fees of inspections by the Insurer or audits or field examinations by accountants, or (ii) any amendment, waiver or other similar action with respect to, or related to, any Basic Document, whether or not executed or completed. Notwithstanding anything in this Agreement to the contrary, provided that no Event of Default, Rapid Amortization Event or Servicer Default has occurred and is continuing, the reimbursable costs and expenses of the Insurer pursuant to Section 2.2(e), 2.2(h), 2.6(c), 2.6(e), 2.9(c) and 2.9(e) shall not exceed $25,000 in any period of twelve consecutive months.

          (c) Each of Alliance, the Seller and the Issuer agrees to pay to the party to whom such amounts are owed on demand interest at the Late Payment Rate on any and all amounts described in Sections 3.3(b) and 3.4 after the date such amounts become due and payable until payment thereof in full.

Section 3.4. Indemnification.

          (a) In addition to any and all of the Insurer's rights of reimbursement, indemnification or subrogation, and to any other rights of the Insurer pursuant hereto or under law or in equity, Alliance agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Basic Documents by reason of:

               (i) any statement, omission or action in connection with the offering, issuance, sale or delivery of any of the Notes;

               (ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of Alliance in connection with the Transaction;

               (iii) the violation by Alliance of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to them;

               (iv) the breach by Alliance of any representation, warranty or covenant under any of the Basic Documents;

               (v) claims of third parties (other than parties to the Basic Documents unless arising at a time when a Rapid Amortization Event exists) arising from the commingling of Collections by the Issuer, the Seller or the Servicer at any time with its other funds or the funds of any other Person;

               (vi) claims of third parties (other than parties to the Basic Documents unless arising at a time when a Rapid Amortization Event exists) relating to products liability, lender liability or any third party claim arising from the transactions contemplated by any of the Basic Documents, except (A) to the extent that any such claim, damage, loss liability, cost or expense shall be caused by the bad faith, willful misconduct or gross negligence of the Insurer in performing its obligations under this Insurance Agreement, (B) for recourse for the payment of principal of or interest on, or other amounts due in respect of, the Equipment Loan Notes as a result of nonpayment by Obligors for credit reasons on the accounts of the related Equipment Loans, (C) for recourse for the payment of principal of or interest on, or other amounts due in respect of, the Receivables Notes as a result of nonpayment by Obligors for credit reasons on the accounts of the related Receivables or (D) to the extent the same constitute consequential, special or punitive damages;

               (vii) any increase in the cost to the Insurer of issuing or maintaining the Ambac Policy or of entering into or performing its obligations under this Insurance Agreement (including the reduction of any premium, fee or other sum received or receivable hereunder) after the date hereof due to either (x) the introduction of or any change in or to the interpretation of any law or regulation by any state insurance regulator or other governmental authority that promulgated or administers compliance with such law or regulation (other than laws and regulations with respect to taxes imposed on the overall net income of the Insurer by the United States of America) or (y) the compliance with any guideline or request from any state insurance regulator or other governmental authority, rating agency or similar agency (whether or not having the force of law), and taking into account the Insurer's obligations under the other Documents and otherwise in connection with Alliance's asset-supported financing business. (A certificate setting forth in reasonable detail the amount of such increased cost submitted to Alliance by the Insurer shall be conclusive and binding for all purposes, absent manifest error.); or

               (viii) any determination by the Insurer that compliance with any law or regulation or any guideline or request or any written interpretation from any state insurance regulator or other governmental authority, rating agency or similar agency (whether or not having the force of law) which is introduced, implemented or received by the Insurer after the date hereof, affects or would affect capital adequacy or the amount of capital required or expected to be maintained by the Insurer or any corporation controlling the Insurer and that the amount of such capital is increased by or based upon the obligations of the Insurer under either the Ambac Policy, this Insurance Agreement or any of the other Documents, and other obligations of this type, or has or would have the effect of reducing the rate of return on capital. (A certificate setting forth in reasonable detail such amounts submitted to Alliance by the Insurer shall be conclusive and binding for all purposes, absent manifest error.)

          (b) In addition to any and all of the Insurer's rights of reimbursement, indemnification, subrogation and to any other rights of the Insurer pursuant hereto or under law or in equity, the Servicer agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Basic Documents by reason of:

               (i) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Servicer in connection with the Transaction;

               (ii) the violation by the Servicer of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to it;

               (iii) the breach by the Servicer of any representation, warranty or covenant (other than 3.07(i) of the Agreement) under any of the Basic Documents; or

               (iv) the occurrence, in respect of the Servicer, under any of the Basic Documents of any Servicer Default or any event which, with the giving of notice or the lapse of time or both, would constitute any Servicer Default (it being understood that this clause (iv) is not intended to cover losses resulting from the occurrence of a Servicer Default under Section 9.01(p) of the Agreement).

          (c) In addition to any and all of the Insurer's rights of reimbursement, indemnification or subrogation, and to any other rights of the Insurer pursuant hereto or under law or in equity, each of the Seller and the Issuer, jointly and severally, agree to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Basic Documents, including, without limitation, by reason of:

               (i) any statement, omission or action in connection with the offering, issuance, sale or delivery of any of the Notes;

               (ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Seller or the Issuer in connection with the Transaction;

               (iii) the violation by the Seller or the Issuer of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to them;

               (iv) the breach by the Seller or the Issuer of any representation, warranty or covenant under any of the Basic Documents;

               (v) any increase in the cost to the Insurer of issuing or maintaining the Ambac Policy or of entering into or performing its obligations under this Insurance Agreement (including the reduction of any premium, fee or other sum received or receivable hereunder) after the date hereof due to either (x) the introduction of or any change in or to the interpretation of any law or regulation by any state insurance regulator or other the governmental authority that promulgated or administers compliance with such law or regulation (other than laws and regulations with respect to taxes imposed on the overall net income of the Insurer by the United States of America) or (y) the compliance with any guideline or request from any state insurance regulator or other governmental authority, rating agency or similar agency (whether or not having the force of law), and taking into account the Insurer's obligations under the other Documents and otherwise in connection with Alliance's asset-supported financing business. (A certificate setting forth in reasonable detail the amount of such increased cost submitted to Alliance by the Insurer shall be conclusive and binding for all purposes, absent manifest error.); or

               (vi) any determination by the Insurer that compliance with any law or regulation or any guideline or request or any written interpretation from any state insurance regulator or other governmental authority, rating agency or similar agency (whether or not having the force of law) which is introduced, implemented or received by the Insurer after the date hereof, affects or would affect capital adequacy or the amount of capital required or expected to be maintained by the Insurer or any corporation controlling the Insurer and that the amount of such capital is increased by or based upon the obligations of the Insurer under either the Ambac Policy, this Insurance Agreement or any of the other Documents, and other obligations of this type, or has or would have the effect of reducing the rate of return on capital. (A certificate setting forth in reasonable detail such amounts submitted to Alliance by the Insurer shall be conclusive and binding for all purposes, absent manifest error.)

          (d) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (each, an "Indemnified Party") in respect of which the indemnity provided in Section 3.4(a), (b), (c) or (d) may be sought from another Person (the "Indemnifying Party") each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Party and the payment of all expenses and reasonable legal fees; provided that failure to notify the Indemnifying Party shall not relieve it from any liability it may have to such Indemnified Party except to the extent that it shall be actually prejudiced thereby. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party and may assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Indemnifying Party; provided, however, that the fees and expenses of separate counsel to the Indemnified Party in any such proceeding shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding or employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding within a reasonable time after the commencement of such action or
(iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party). Unless it shall be in default of its obligations hereunder, the Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (e), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

          (e) To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand. The relative fault of each Indemnifying Party, on the one hand, and each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach or alleged breach is within the control of, the Indemnifying Party or the Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such breach. No Person guilty of fraudulent misrepresentation (within the meaning of Section (11)f of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) Notwithstanding the foregoing indemnification obligations, nothing in this Section 3.4 shall be intended by the parties to constitute a guaranty by the Servicer (i) of repayment of the Loans or (ii) of the Issuer's obligation to increase or replenish the Available Drawing Amount after the Closing Date.

Section 3.5. Payment Procedure.

In the event of any payment by the Insurer for which reimbursement is sought under Section 3.3, the Issuer, Alliance and the Seller agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability, if any, described in Section 3.3 therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in the Indenture by no later than 3:00 P.M. (New York time) or as the Insurer shall otherwise direct by written notice to the other parties hereto on the date when due. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date.

Section 3.6. Subrogation.

The parties hereto acknowledge that, to the extent of any payment made by the Insurer pursuant to the Policy, the Insurer shall be fully subrogated to the extent of such payment and any interest due thereon, to the rights of the Noteholders to any moneys paid or payable in respect of the Notes under the Basic Documents or otherwise subject to applicable law. The parties hereto agree to such subrogation and further agree to execute such instruments and to take such actions as, in the sole and reasonable judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any such moneys paid or payable in respect of the Notes under the Basic Documents or otherwise.

                                   ARTICLE IV

                               FURTHER AGREEMENTS

Section 4.1. Effective Date; Term of the Insurance Agreement.

This Insurance Agreement shall take effect on the Closing Date and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Ambac Policy and the Ambac Policy shall have been surrendered to the Insurer for cancellation and (b) such time as all amounts payable to the Insurer by the Issuer, the Seller or Alliance (each, together with any affiliates thereof, a "Company Party" and collectively, the "Company Parties") hereunder or under the Basic Documents and the Notes shall have been irrevocably paid and redeemed in full and such Notes shall have been cancelled; provided, however, that the provisions of Sections 3.2, 3.3 and 3.4 hereof shall survive any termination of this Insurance Agreement.

Section 4.2. Further Assurances and Corrective Instruments.

          (a) Except at such times as an Insurer Default shall exist or shall have occurred, neither Alliance, the Seller, the Issuer nor the Indenture Trustee shall grant any waiver of rights under any of the Basic Documents to which any of them is a party without the prior written consent of the Insurer and any such waiver without prior written consent of the Insurer shall be null and void and of no force or effect.

          (b) Each of the parties hereto agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer may reasonably request and as may be required in the Insurer's reasonable judgment to effectuate the intent and purpose of this Insurance Agreement and the other Basic Documents. Without limiting the foregoing, each of the Company Parties which is a party to any of the Basic Documents hereby authorizes the Indenture Trustee and the Controlling Party (in the case of the Indenture Trustee, subject to the provisions of the Indenture), at the expense of the Issuer, to execute and file financing statements covering the assets covered by any Assignment or owned by the Issuer in such jurisdictions as may be required to confirm title thereto and perfect and maintain the lien thereon, including, without limitation, filings required to maintain perfection pursuant to Article 9 of the Uniform Commercial Code, provided, however, that prior to a Default or Event of Default, any filings intended solely to perfect a lien on Exempt Collateral shall be at the expense of the party effecting such filing. In addition, each of the parties hereto agrees to cooperate with the Rating Agencies in connection with any review of the Transaction conducted during normal business hours and in a manner that does not unreasonably disrupt the business of Alliance, the Seller or the Issuer, that may be undertaken by the Rating Agencies after the date hereof upon prior written notice.

          (c) The Seller shall not cause or permit the Issuer to issue any notes or other evidences of indebtedness, or to otherwise incur any indebtedness, other than the indebtedness represented by the Notes.

          (d) Alliance, as Servicer, and the Indenture Trustee shall provide the Insurer with copies of all notices required to be delivered pursuant to the Lockbox Agreement.

Section 4.3. Obligations Absolute.

          (a) The obligations of Company Parties hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement and the other Basic Documents under all circumstances irrespective of:

               (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, any of the Basic Documents or the Notes;

               (ii) any exchange or release of any other obligations hereunder;

               (iii) the existence of any claim, setoff, defense, reduction, abatement or other right that a Company Party which is a party to any of the Basic Documents may have at any time against the Insurer or any other Person;

               (iv) any document presented in connection with the Ambac Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) any payment by the Insurer under the Ambac Policy against presentation of a certificate or other document that does not strictly comply with the terms of the Ambac Policy;

               (vi) any failure of the Company Parties to receive the proceeds from the sale of the Notes; and

               (vii) any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, such party in respect of any Basic Document.

          (b) The Company Parties and any and all others who are now or may become liable for all or any part of the obligations of the Company Parties under this Insurance Agreement agree to be bound by this Insurance Agreement and
(i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Basic Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Basic Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, all defenses, other than payment, and all rights of setoff or recoupment arising out of any breach under any of the Basic Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to any of the Company Parties; (v) agree that their liabilities hereunder shall be unconditional and without regard to any setoff, counterclaim or the liability of any other Persons for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

          (c) Nothing herein shall be construed as prohibiting any party hereto from pursuing any rights or remedies it may have against any Person in a separate legal proceeding.

Section 4.4. Assignments; Reinsurance; Third-Party Rights.

          (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Company Parties may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignments made in violation of this Insurance Agreement shall be null and void.

          (b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Ambac Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Ambac Policy, and provided further that any reinsurer or participant will not have any rights against the Company Parties, the Noteholders or the Indenture Trustee and that the Company Parties, the Noteholders and the Indenture Trustee shall have no obligation to have any communication or relationship with any reinsurer or participant in order to enforce the obligations of the Insurer hereunder and under the Ambac Policy.

          (c) In addition, the Insurer shall be entitled to assign or pledge to any bank, other lender or reinsurer providing liquidity or credit with respect to Transaction or the obligations of the Insurer in connection therewith, any rights of the Insurer under the Basic Documents or with respect to any real or personal property or other interests pledged to the Insurer or in which the Insurer has a security interest, in connection with the Transaction, subject in each case to the liens granted pursuant to the Basic Documents, provided, that no such bank or other lender shall thereby obtain any direct right against Company Parties, the Noteholders or the Indenture Trustee, and further provided, that no such assignment or pledge shall give any assignee the right to exercise any discretionary authority that the Basic Documents provide shall be exercisable by the Insurer or relieve the Insurer of any of its obligations hereunder or under the Ambac Policy.

          (d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person not a party hereto, including, particularly, any Noteholders, other than the rights of the Insurer against the Company Parties and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Indenture Trustee nor any Noteholders shall have any right to payment from any Premiums paid or payable hereunder or under the Indenture or from any amounts paid by the Issuer, the Seller or Alliance pursuant to Sections 3.3 or 3.4 hereof.

Section 4.5. Liability of the Insurer.

Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for: (a) the use that may be made of the Ambac Policy by the Indenture Trustee or for any acts or omissions of the Indenture Trustee in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer in connection with any claim under the Ambac Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 4.6. Annual Servicing Audit and Certification.

If an Event of Default, Servicer Default or Rapid Amortization Event shall have occurred and be continuing, the annual servicing audit required pursuant to
Section 5.02 of the Agreement shall be performed by independent public accountants acceptable to the Insurer at the cost of Alliance without regard to the limitations set forth herein on expenses of any audit. The Insurer confirms that each of the independent public accountants (other than PricewaterhouseCoopers) is an acceptable independent public accountant until the Insurer otherwise notifies Alliance in writing.

Section 4.7. Resignation of Insurer.

The Insurer agrees to resign as Control Party upon thirty (30) days' prior written notice from the Indenture Trustee (acting at the direction of the Note Purchasers (other than the Seller) representing 66-2/3% of the aggregate principal balance of the Notes) if the financial strength rating of the Insurer falls below AAA by S&P and Aaa by Moody's, provided that, as a condition to any such resignation, (a) the Ambac Policy shall be returned and canceled, (b) the Insurer shall be released from all of its obligations in connection with the Transaction pursuant to a general release in form and substance satisfactory to it and (c) all amounts owed to the Insurer under this Insurance Agreement and any other Basic Document shall be paid in full.

Section 4.8. Rights and Remedies.

Each party to this Insurance Agreement has acknowledged and agreed to, and hereby confirms its acknowledgement and agreement to, the pledge, and collateral sale and assignment by the Seller to the Issuer, and by the Issuer to the Indenture Trustee, of all of its right, title and interest in, to and under the Trust Estate, and the Documents and all of the Issuer's rights, remedies, powers and privileges and all claims of the Seller against Alliance, and of the Issuer against the Seller or Alliance, under or with respect to the Documents (whether arising pursuant to the terms thereof or otherwise available at law or in equity), including without limitation (whether or not any of a Default, an Event of Default, a Servicer Default or a Rapid Amortization Event, or any event with notice or lapse of time would constitute any of the same, has occurred and is continuing) (i) the right of the Seller and/or the Issuer at any time to enforce the Documents against Alliance or the Seller and the obligations of the Servicer and the Seller thereunder and (ii) the right at any time to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to any Document or the obligations in respect of Alliance or the Seller thereunder, all of which rights, remedies, powers, privileges and claims may, notwithstanding any provision to the contrary by any of the Documents, be exercised and/or enforced by the Indenture Trustee in lieu of and in the place and stead of the Seller and the Issuer to the same extent as the Seller or the Issuer would otherwise do, and neither the Seller nor the Issuer may exercise any of the foregoing rights without the prior written consent of the Insurer. Each party hereto further acknowledges and agrees that, unless an Insurer Default has occurred and is continuing, the Indenture Trustee will take or refrain from taking any action, and exercise or refrain from exercising any rights under the Documents in its capacity as Indenture Trustee, solely pursuant to the written direction of the Insurer; provided, however, that the obligations of the Indenture Trustee to take or refrain from taking, or to exercise or refrain from exercising, any such action or rights shall not apply to routine administrative tasks required to be performed by the Indenture Trustee pursuant to the Documents and shall be limited to those actions and rights that can be exercised or taken (or not exercised or taken, as the case may be) in full compliance with the provisions of the Documents and with applicable law. No Noteholder, unless an Insurer Default has occurred and is continuing, shall at any time be able to direct the Indenture Trustee to exercise any of such rights.

                                    ARTICLE V

                              DEFAULTS AND REMEDIES

Section 5.1. Defaults.

The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

          (a) Any representation or warranty made by any of the Company Parties hereunder or under the Basic Documents, or in any certificate furnished hereunder or under the Basic Documents, shall prove to be untrue or misleading in any material respect; provided, however, that if such Company Party effectively cures any such defect in any representation or warranty under any Basic Document or certificate or report furnished under any Basic Document, within the time period specified in the related document as the cure period therefor, such defect shall not in and of itself constitute an Event of Default;

          (b) Alliance or the Issuer shall fail to pay or deposit when due any amount required to be paid or deposited by it hereunder or under any other Basic Document, or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that this Insurance Agreement or the Indenture is not valid and binding on the Company Parties hereto or thereto;

          (c) The occurrence and continuance of a Servicer Default under the Agreement or an Event of Default under the Indenture;

          (d) Any failure on the part of any Company Party duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Company Party contained in this Insurance Agreement or in any other Basic Document which continues unremedied beyond any cure period provided therein, or, in the case of this Insurance Agreement, for a period of 30 days after the earlier of the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Alliance by the Insurer (with a copy to the Indenture Trustee) or by the Indenture Trustee (with a copy to the Insurer), or a Responsible Officer of such Company Party shall have actual knowledge thereof;

          (e) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for appointment of a conservator, receiver or liquidator or similar official for any Company Party which is a party to any Basic Document in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

          (f) The consent by any Company Party which is a party to any Basic Document to the appointment of a conservator or receiver or liquidator or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of or relating to such Company Party or of relating to substantially all of their respective property; or any such Company Party shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

provided, however, that to the extent that any event described in clause (a),
(b) or (d) above in respect of any Company Party shall be based solely on breach of a representation and warranty or covenant of such Company Party made in any Basic Document (other than this Insurance Agreement) which breach shall also be the basis for an Event of Default under the Indenture or a Servicer Default, then such event shall not constitute an Event of Default hereunder unless it shall also constitute such Event of Default under the Indenture or a Servicer Default.

Section 5.2. Remedies; No Remedy Exclusive.

          (a) Upon the occurrence of an Event of Default hereunder, the Insurer may take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts, if any, then due under this Insurance Agreement, the Purchase Agreement, the Agreement, the Indenture or any other Basic Document or to enforce performance and observance of any obligation, agreement or covenant of the Company Parties under this Insurance Agreement, the Purchase Agreement, the Agreement, the Indenture or any other Basic Document, either in its own capacity or in its capacity as Controlling Party.

          (b) Unless otherwise expressly provided, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement, the Purchase Agreement, the Agreement, the Indenture or any other Basic Document, or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Insurance Agreement, the Purchase Agreement, the Agreement, the Indenture or any other Basic Document upon the happening of any event set forth in Section 5.1 shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required by this Article.

          (c) Each party to this Insurance Agreement hereby agrees that, in addition to any other rights or remedies existing in its favor, the Insurer shall be entitled to specific performance and/or injunctive relief in order to enforce any of its rights or any obligation owed to it under the Documents.

Section 5.3. Waivers.

          (a) No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

          (b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to Alliance and the Indenture Trustee. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

                                   ARTICLE VI

                                  MISCELLANEOUS

Section 6.1. Amendments, Etc.

This Insurance Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto. No consent of any reinsurer or participant contracted with by the Insurer pursuant to Section 4.4(b) hereof shall be required for any amendment, modification, supplement or termination hereof. Alliance agrees to provide a copy of any amendment to this Insurance Agreement promptly to the Indenture Trustee and the Rating Agencies. No act or course of dealing shall be deemed to constitute an amendment, modification, supplement or termination hereof. The other Basic Documents may be amended only with the prior written consent of the Insurer.

Section 6.2. Notices.

All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be (i) mailed by prepaid registered or certified mail, return receipt requested, or
(ii) personally delivered by messenger or overnight courier (with confirmation of receipt) and in either case telecopied to the recipient as follows:

     (a)  To the Insurer:
          Ambac Assurance Corporation
          One State Street Plaza
          New York, New York 10004
          Attention: Structured Finance Department - ABS
          Telecopy No.: 212-208-3547
          Confirmation: 212-668-0340

          (in each case in which notice or other communication to the Insurer refers to Servicer Default, an Event of Default (hereunder or under the Indenture), an Rapid Amortization Event, a claim on the Ambac Policy or any event with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication shall also be sent to the attention of the general counsel of each of the Insurer and the Indenture Trustee and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

     (b)  To Alliance:
          Alliance Laundry Systems LLC
          Shepard Street
          P.O. Box 990
          Ripon, WI 54971-0990
          Attention: Treasurer
          Telecopy No.: 920-748-1629
          Confirmation No.: 920-748-1634

          with copies to (i) the General Counsel at the same address, Telecopy No. 920-748-4334, Confirmation No. 920-748-4320 and (ii) Ropes & Gray,
          One International Place, Boston, MA 02110-2624, Attention: Allison Bomberg, Telecopy No. 617-951-7050, Confirmation No. 617-951-7000.

     (c)  To the Issuer:

          Alliance Laundry Equipment Receivables Trust 2002-A
          c/o Wilmington Trust Company, as owner trustee
          Rodney Square North
          1100 North Market Street CFS, Ninth Floor
          Wilmington, Delaware 19890

          Attention:
          Telecopy No.:
          Confirmation No.:

          With copies to the addressees set forth in clause (b) above

     (d)  To the Seller:
          Alliance Laundry Equipment Receivables LLC
          Shepard Street
          P.O. Box 990
          Ripon, WI 54971-0990
          Attention: Treasurer
          Telecopy No.: 920-748-1629
          Confirmation No.: 920-748-1634

          with copies to (i) the General Counsel at the same address, Telecopy No. 920-748-4334, Confirmation No. 920-748-4320, (ii) Ropes & Gray,
          One International Place, Boston, MA 02110-2624, Attention: Allison Bomberg, Telecopy No. 617-951-7050, Confirmation No. 617-951-7000 and
          (iii) to Alliance at the address set forth in clause (b) above.

     (e)  To the Indenture Trustee, at its Corporate Trust Office.

A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

Section 6.3. Severability.

In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

Section 6.4. Governing Law.

This Insurance Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws provisions.

Section 6.5. Consent to Jurisdiction.

          (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE BASIC DOCUMENTS OR THE TRANSACTION OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD OR DETERMINED IN SUCH

NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES AGREE THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

          (b) To the extent permitted by applicable law, the parties shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

          (c) Service on any party hereto may be made by mailing or delivering copies of the summons and complaint and other process which may be served in any suit, action or proceeding to such party at its address listed in Section 6.2(b) herein. Such address may be changed by the applicable party or parties by written notice to each of the other parties hereto.

          (d) Nothing contained in this Insurance Agreement shall limit or affect any party's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Basic Documents against any other party or its properties in the courts of any jurisdiction.

Section 6.6. Consent of the Insurer.

In the event that the consent of the Insurer is required under any of the Basic Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person, except to the extent a different standard may apply as expressly provided therein.

Section 6.7. Counterparts.

This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

Section 6.8. Headings.

The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation.

Section 6.9. Trial by Jury Waived.

Each party hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Basic Documents or any of the transactions contemplated thereunder. Each party hereto (A) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it has been induced to enter into the Basic Documents to which it is a party by, among other things, this waiver.

Section 6.10. Limited Liability.

No recourse under any Basic Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Basic Documents, the Notes or the Ambac Policy, it being expressly agreed and understood that each Basic Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches of any party hereto of any obligations under any Basic Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

Section 6.11. Entire Agreement; Facsimile Signatures.

This Insurance Agreement, the Fee Letter and the Ambac Policy set forth the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersede and replace any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter. Execution and delivery of this Insurance Agreement by facsimile signature shall constitute execution and delivery of this Insurance Agreement for all purposes hereof with the same force and effect as execution and delivery of a manually signed copy hereof.

Section 6.12. Indenture Trustee.

The Indenture Trustee hereby acknowledges and agrees to perform all its obligations and duties pursuant to the Basic Documents to which it is a party thereto.

Section 6.13. Third-Party Beneficiary.

Each of the parties hereto agrees that the Insurer shall have all rights of an intended third-party beneficiary in respect of each of the Basic Documents, including but not limited to enforcing the respective obligations of the parties thereunder.

Section 6.14. No Proceedings.

Each of the parties hereto (other than, after the Notes are paid in full, the Insurer) agrees that it will not institute against the Issuer or Seller any involuntary proceeding or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law until the date which is one year and one day since the last day on which any Notes shall have been outstanding and all amounts payable to the Insurer hereunder shall have been paid in full.

Section 6.15. Limited Recourse.

Each of the parties hereto agrees that any obligation of the Issuer hereunder or under any of the other Basic Documents will be payable by the Issuer solely from funds when, if and to the extent available for such purpose pursuant to the Indenture and that, except in the event of a claim for reimbursement for payment of principal under the Ambac Policy or in the event of acceleration of the principal amount of the Notes, any amount in excess of the amount so available shall not constitute a current claim against the Issuer therefor.

Section 6.16. No Recourse.

It is expressly understood and agreed by the parties hereto that (a) this Insurance Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Insurance Agreement or any other related documents.

Section 6.17. Regulatory Change.

In the event of any Regulatory Change (as defined in the Note Purchase Agreement; provided, that for purposes of this Section 6.17, the term Regulatory Change shall include the Insurer) which results in either (i) a determination that the Issuer or any CP Conduit (as defined in the Note Purchase Agreement) is not a Qualified Special Purpose Entity that is not required, under generally accepted accounting principles, to consolidate its financial statements with any other entity, or (ii) a cost arising under Section 2.3 of the Note Purchase Agreement, the parties hereto agree to negotiate in good faith to amend the Basic Documents in order to eliminate the consolidation requirement; provided, however, that no party shall be obligated to take any action (or make any amendments) if in the reasonable opinion of such party any such amendment to the Basic Documents will be unlawful or otherwise disadvantageous or inconsistent with its policies or regulatory restrictions or result in any liability, unreimbursed cost or expense to such party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

                                          AMBAC ASSURANCE CORPORATION,
                                             as Insurer


                                          By:    /s/ Gretchen E. Brigden
                                              ----------------------------------
                                              Name:  Gretchen E. Brigden
                                              Title: First Vice President


                                          ALLIANCE LAUNDRY SYSTEMS LLC


                                          By:    /s/ Scott L. Spiller
                                              ----------------------------------
                                              Name:  Scott L. Spiller
                                              Title: VP, Law and Human Resources
                                                     & Secretary


                                          ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES
                                             TRUST 2002-A, as Issuer


                                          By: WILMINGTON TRUST COMPANY,
                                              not in its individual capacity,
                                              but solely as owner trustee


                                          By:    /s/ Kathleen A. Pedelini
                                              ----------------------------------
                                              Name:  Kathleen A. Pedelini
                                              Title: Financial Services Officer

                                Signature Page 1
                        Insurance and Indemnity Agreement

                                          ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES
                                             2002 LLC, as Seller


                                          By:    /s/ Todd M. Rice
                                              ----------------------------------
                                              Name:  Todd M. Rice
                                              Title: Vice President


                                          THE BANK OF NEW YORK,
                                             not in its individual capacity, but
                                             solely as Indenture Trustee


                                          By:    /s/ Erwin Soriano
                                              ----------------------------------
                                              Name:  Erwin Soriano
                                              Title: Assistant Treasurer

                                Signature Page 2
                        Insurance and Indemnity Agreement

                                    EXHIBIT A
                              FORM OF AMBAC POLICY

                                   EXHIBIT B-1
                  AGREED UPON PROCEDURES FOR INDEPENDENT PUBLIC
                      ACCOUNTANTS REVIEW OF EQUIPMENT LOANS

Periodic On-Going Reviews

1. Independent Public Accountants reasonably acceptable to the Insurer (referred to herein as "Auditor") will compare the aggregate amount of all Collections with respect to the Loans received by the Servicer during three calendar months per calendar year, as selected by the Auditor (each such calendar month referred to herein as a "Review Period") against (a) the amounts reported in the monthly Servicer's Certificate, (b) the aggregate amount of Collections indicated on the Servicer's accounting system or a "tape" derived from the accounting system ("Accounting Systems") and (c) the Loan Credit and Collection Policy, noting any exceptions.

2. The Auditor will select 3 reports at random provided on a monthly basis by the Servicer or the Indenture Trustee and will compare all amounts on the report to the general ledger and cash reports, noting any exceptions. Information to be calculated and or confirmed includes the Aggregate Loan Balance, Collections with respect to Loans, Servicer Advances, Liquidation Proceeds, Liquidation Expenses and all related cash receipt line items. The Auditor will confirm, by recalculating, the Equipment Loan Borrowing Base, the Equipment Loan Collateral Value, the Equipment Loan Reserve Requirement, and the Equipment Loan LC Amount. The Auditor will recalculate all contributing line items reported on the report and confirm balances in the Servicer's book and records as well as on cash reports from bank statements. The Auditor will confirm that the Servicer is completing the report according to the Documents. The Auditor will recalculate and confirm all cash applications related to the payment and calculation of interest due on the Equipment Loan Notes. The Auditor will recalculate all Excess Loan Concentration Amounts on the report, verifying balances using the Servicer's books and records, noting any exceptions. Delinquency Ratio - Equipment Loans and Default Ratio - Equipment Loans will be recalculated and balances confirmed with the general ledger.

3. The Auditor will select a total of 50 (25 fixed rate and 25 floating rate) individual cash receipts posted to the Loan Lockbox Account during the Review Periods (each such cash receipt being a "Selected Receipt"). The Auditor will compare the amount of Loan payments included on a copy of the check and the remittance advice relating to such Selected Receipts against the amounts reflected on the Accounting Systems, noting any exceptions.

4. For each of the Selected Receipts, the Auditor will compare the amount of the Loan payment posted to the Accounting Systems to the amount of the loan payment indicated in the relevant contract for such Loan (each a "Contract") and files maintained by the Servicer noting any exceptions.

5. For any of the Selected Receipts which indicate a remittance of sales tax, the Auditor will trace such sales tax remittances prepared by the management of the Servicer (the "Management Schedule") detailing tax payments received by tax jurisdiction noting any exceptions. The Auditor will also trace the sales tax remittance to the supporting schedules included in the applicable sales tax return noting any exceptions. The Auditor will recalculate the summation amounts on three of the ten largest sales tax returns and additionally verify that the dates or the Servicer's checks remitting payment to the respective states is within the required filing period.

6. The Auditor will recalculate the interest expense prepared by the Servicer for one Review Period by using (i) the outstanding Equipment Loan Note balance at the beginning of the Review Period

                                      B1-1
     as set forth in the related Servicer's Certificate and (ii) the amount shown as the Equipment Loan Note rate relating to such Review Period. The amount of interest expense so recalculated will be compared against the information provided in the monthly Servicer's Certificate, noting any exceptions.

7. The Auditor will confirm the amount of early pay-offs received during each of the Review Periods based on a comparison of the information contained in the relevant Servicer's Certificates to the information contained in the Accounting Systems and to the Loan Credit and Collection Policy, noting any exceptions.

8. Management will provide a list of all early pay-off Contracts during each of the Review Periods. The Auditor will select a total of five Contracts listed as "early pay-offs" from the pay-off schedule. For each Contract so selected, the Auditor will compare the amount deposited into the Loan Lockbox Account or the Loan Collection Account in respect of such Contract with the amount of early pay-off specified in the pay-off schedule and to the Loan Credit and Collection Policy, noting any exceptions.

9. Using the dates reflected on the copy of the check (or top portion of the check) and remittance advice, the Auditor will verify that the respective Selected Receipt posting or effective date related to the underlying Loan transaction in the Accounting Systems was in the same month as reflected on the copy of the check (or top portion of the check) and the remittance advice noting any exceptions.

10. The Auditor will obtain from management a schedule of Contracts which have become Defaulted Equipment Loans during each Review Period and will compare the Note Principal Balance of each Defaulted Contract to the information on the Accounting Systems and on a total basis to the related Servicer's Certificate and to the Loan Credit and Collection Policy, noting any exceptions.

11. The Auditor will select 10 Defaulted Equipment Loans from each Review Period and trace recoveries for each of those Equipment Loans recorded on the Accounting System to the related Servicer's Certificate and to the Loan Credit and Collection Policy, noting any exceptions.

12. The Auditor will select three monthly bank reconciliations for the Loan Lockbox Account. The Auditor will verify the mathematical accuracy of the bank reconciliations. The Auditor will trace the balance per the bank to the bank statement, the book balance to the general ledger and the amounts listed as reconciling items in the bank reconciliation to the Servicer's Certificate, as applicable.

13. The Auditor will select three monthly bank reconciliations for the Loan Collection Account. The Auditor will verify the mathematical accuracy of the bank reconciliations. The Auditor will trace the balance per the bank to the bank statement, the book balance to the general ledger and the amounts listed as reconciling items in the bank reconciliation to the Servicer's Certificate, as applicable.

14. The Auditor will verify whether the Servicer has procedures in place to monitor and make or cause to be made UCC financing or continuation statements with respect to the Loans based on reasonable details provided by the Servicer.

15. The Servicer will conduct a mailing verification of 50 Contracts requesting confirmation as of each fiscal year end of: (i) Loan schedule number (if appropriate); (ii) whether the Loan is still in existence; (iii) remaining payments; and (iv) payment amount. Auditor will compare responses

                                      B1-2
     received to such information to the information in the Accounting Systems, noting any exceptions.

16. The Auditor will compare the Aggregate Loan Balance and the balance for each Equipment Loan Note at the close of business on the last day of each Review Period as reported in the Servicer's Certificate to the information indicated in the Accounting Systems, noting any exceptions.

17. For the Selected Receipts, the Auditor will verify whether the Accounting Systems correctly identify ownership interest in the related receivables for the Selected Receipts.

18.  For each Review Period, the Auditor will recalculate the Delinquency Ratio
     - Equipment Loans and Default Ratio - Equipment Loans set forth in the Servicer's records and the related Servicer's Certificate. The Auditor will compare such information with the numeric information used in such calculations in the Accounting Systems or the Servicer's general ledger, as applicable, noting any exceptions, and will verify the mathematical accuracy of the calculations.

19. The Auditor will compare 10 Contracts included in the Servicer's Certificate by delinquency category against the information in the Accounting Systems for accuracy of the aging and to the Loan Credit and Collection Policy, noting any exceptions.

20. For each Review Period, the Auditor will compare information obtained from the Accounting System and provided by Management to recalculate the Excess Loan Concentration Amount, to information indicated in the related Servicer's Certificates, noting any exceptions.

21. The Auditor will confirm, for each of the 50 Contracts, that UCC financing statements have been filed in respect thereof within 20 days of delivery of the Equipment related to such Contract, noting any exceptions. Copies of documents and confirmations by the Indenture Trustee shall serve as evidence of filing.

Ambac in its sole discretion reserves the right to add criteria or change requirements based on transaction performance and market conditions.

                                      B1-3

                                   EXHIBIT B-2
                  AGREED UPON PROCEDURES FOR INDEPENDENT PUBLIC
                        ACCOUNTANTS REVIEW OF RECEIVABLES

Annual Due Diligence Review

1. Independent Public Accountants reasonably acceptable to the Insurer (referred to herein as "Auditor") will select a total of 25 individual credit files (as defined by a business name, the "Selected Accounts") from the information provided by the Servicer's accounting system or a "tape" derived from the accounting system ("Accounting Systems"). The Selected Accounts will consist of the top 10 exposures by dollar value outstanding and 15 other selected accounts by the Auditor. The Auditor will compare the following fields in the Accounting Systems to the original credit file ("Credit File") and to the Receivables Credit and Collection Policy, noting any exceptions:

     .    Loan File Number                           .    Current Balance
     .    Obligor Name                               .    Payment Status
     .    Obligor Social Security Number             .    Payment Terms
     .    Business Name                              .    Interest Rate
     .    Obligor Street Address, City and State

2. The Auditor will select 3 reports at random provided on a monthly basis by the Servicer or the Indenture Trustee and will compare all amounts on the report to the general ledger and cash reports, noting any exceptions. Information to be calculated and or confirmed includes the Gross Receivables Balance, Net Receivables Balance, Dilution and the contributing line items. The Auditor will confirm, by recalculating, the Receivables Borrowing Base, the Receivables Required Credit Support, the Receivables Collateral Value and the Reserve Account related to the Receivables and the Receivables LC Amount. The Auditor will recalculate all contributing line items reported on the report and confirm balances in the Servicer's books and records as well as on cash reports from bank statements. The Auditor will confirm that the report is in compliance with the Documents. The Auditor will recalculate and confirm all cash applications related to the payment and calculation of interest due on the Receivables Notes. Delinquency, Default and Dilution ratios will be recalculated and balances confirmed with general ledger.

3. The Auditor will select 12 reports at random provided on a daily basis by the Servicer or the Indenture Trustee and will compare all amounts on the report to the general ledger and cash reports, noting any exceptions. Information to be calculated and/or confirmed includes the Gross Receivables Balance, Net Receivables Balance, Dilution and the contributing line items, as applicable. The Auditor will confirm that the report is in compliance with the Documents. The Auditor will confirm the cash receipts recorded on the report and will recalculate balances and the application of cash to the general ledger or records of the Servicer and/or bank statements.

4. The Auditor will compare the individual cash receipts posted to the Receivables Lockbox Account during one monthly period selected by the Auditor (a "Review Period") for the 25 Selected Accounts (each such cash receipt being a "Selected Receipt"). The Auditor will compare the amount of payments included on checks and the remittance advice relating to such Selected Receipts against the amounts reflected on the Accounting Systems, noting any exceptions.

                                      B2-1

5. The Auditor will compare the aggregate amount of all Collections with respect to Receivables received by the Servicer during the Review Period against the aggregate amount of Collections with respect to Receivables indicated on the Servicer's Accounting Systems, noting any exceptions.

6. For any of the Selected Accounts which indicate a remittance of sales tax, the Auditor will trace such sales tax remittances prepared by the management of Alliance or the Servicer (the "Management Schedule") detailing tax payments received by tax jurisdiction noting any exceptions. The Auditor will also trace the sales tax remittance to the supporting schedules included in the applicable sales tax return noting any exceptions. The Auditor will recalculate the summation amounts on three of the ten largest sales tax returns and additionally verify that the dates on the Servicer's checks remitting payment to the respective states is within the required filing period.

7. The Auditor will recalculate the interest rate for the Selected Accounts, as applicable. Additionally, the Auditor will recalculate the interest expense billed for such Selected Accounts for the current month using the terms outlined in the Credit File. The amount of interest expense so recalculated will be compared against the information provided on the Accounting Systems and to the Receivables Credit and Collection Policy , noting any exceptions.

8. Servicer will provide a list of all Dilutions received during the Review Period for each of the Selected Accounts. The Auditor will confirm the amount of such Dilutions received during the Review Period based on a comparison of the information contained in the relevant Credit File to the information contained in the Accounting Systems and to the policies stated in the Receivables Credit and Collection Policy, noting any exceptions.

9. Management will provide a list of all Dilutions during the Review Period for each of the Selected Accounts. For each of the Selected Accounts, the Auditor will compare the amount deposited into the Receivables Lockbox Account or the Receivables Collection Account in respect of the relevant contracts for the Receivables (each a "Contract") in such Selected Accounts with the amount of such receipt less stated Dilutions specified in the Dilution schedule and to the Receivables Credit and Collection Policy, noting any exceptions.

10. Using the dates reflected on the copy of the check (or top portion of the check) and remittance advice, the Auditor will verify that the respective Selected Accounts posting or effective date related to the underlying credit agreement in the Accounting Systems was in the same month as reflected on the copy of the check (or top portion of the check) and the remittance advice, noting any exceptions.

11. Management will provide a list of foreign Credit Files, and Auditor will select a total of 10 foreign Credit Files. The Auditor will review the 10 Contracts during the Review Period and will compare the Balance outstanding of each such foreign Contract to the information on the Accounting Systems and to the policies stated in the Receivables Credit and Collection Policy, noting any exceptions.

12. Management will provide a list of foreign Credit Files, and Auditor will select a total of 10 foreign Credit Files. The Auditor will trace cash receipt for each of those Contracts recorded on the Accounting System to the records in the Credit Files and to the policies stated in the Receivables Credit and Collection Policy, noting any exceptions.

                                      B2-2

13. Management will provide a list of interest bearing Credit Files, and the Auditor will select a total of 10 interest bearing Credit Files. The Auditor will review the 10 interest bearing Credit Files during the Review Period and will compare the Balance outstanding of each such interest bearing Contract to the information on the Accounting Systems and to the policies stated in the Receivables Credit and Collection Policy, noting any exceptions.

14. Management will provide a list of interest bearing Credit Files, and the Auditor will select a total of 10 interest bearing Credit Files. The Auditor will trace cash receipt for each of those Contracts recorded on the Accounting System to the records in the Credit Files and to the policies stated in the Receivables Credit and Collection Policy, noting any exceptions.

15. Management will provide a list of government Receivables, and the Auditor will select a total of 10 government Receivables. The Auditor will review the 10 government Receivables during the Review Period and will compare the balance outstanding of each government Receivable to the information on the Accounting Systems and to the policies stated in the Receivables Credit and Collection Policy, noting any exceptions.

16. Management will provide a list of government Receivables and the Auditor will select a total of 10 government Receivables. The Auditor will trace cash receipt for each of those Contracts recorded on the Accounting System to the records in the Credit Files and to the policies stated in the Receivables Credit and Collection Policy, noting any exceptions.

17. Management will provide a list of all Receivables with repayment terms greater than 90 days, and the Auditor will select a total of 10 such Credit Files. The Auditor will review such the 10 Credit Files during the Review Period and will compare the balance outstanding of each Credit File to the information on the Accounting Systems and to the policies stated in the Receivables Credit and Collection Policy, noting any exceptions.

18. Management will provide a list of all Receivables with repayment terms greater than 90 days, and the Auditor will select a total of 10 such Credit Files. The Auditor will trace cash receipt for each of those contracts recorded on the Accounting System to the records in the Credit Files and to the policies stated in the Receivables Credit and Collection Policy, noting any exceptions.

19. Management will provide a list of all delinquent Receivables during the Review Period. The Auditor will select a total of 10 Credit Files listed as "delinquent" from the delinquency schedule. The Auditor will compare 10 Credit Files categorized as delinquent in the Accounting Systems by delinquency category against the information in the Contract File for accuracy of the aging and to the policies stated in the Receivables Credit and Collection Policy, noting any exceptions.

20. The Auditor will select three monthly bank reconciliations for each of the Domestic Receivables Lockbox and the Foreign Receivables Lockbox. The Auditor will verify the mathematical accuracy of each bank reconciliation. The Auditor will trace the balance per the bank to the bank statement, the book balance to the general ledger and the amounts listed as reconciling items in the bank reconciliation, as applicable. The Auditor will report on any unresolved reconciling items.

21. The Auditor will select three monthly bank reconciliations for the Receivables Collection Account. The Auditor will verify the mathematical accuracy of the bank reconciliation. The Auditor will trace the balance per the bank to the bank statement, the book balance to the general ledger and the amounts listed as reconciling items in the bank reconciliation, as applicable. The Auditor will report on any unresolved reconciling items.

                                      B2-3

22. The Auditor will verify whether the Servicer has procedures in place to monitor and make or cause to be made UCC financing or continuation statements with respect to the Receivables based on reasonable details provided by the Servicer.

Ambac in its sole discretion reserves the right to add criteria or change requirements based on transaction performance and market conditions.

                                      B2-4